UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 26, 2017, The McClatchy Company (the “Company”) issued a notice to redeem $75.0 million aggregate principal amount of its 9.00% Senior Secured Notes due 2022 (the “Notes”). The partial redemption of the Notes will be effected pursuant to the terms of the Indenture, dated as of December 18, 2012, among the Company, the subsidiary of the Company from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Indenture”), that governs the Notes. The Notes will be redeemed on January 25, 2018 (the “Redemption Date”) at a redemption price equal to 104.5% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date. As of the date hereof, there is approximately $439.6 million aggregate principal amount of the Notes outstanding.

A copy of the Company’s press release announcing the redemption of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

Exhibit 99.1	Press Release dated December 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 26, 2017	The McClatchy Company

/S/ R. Elaine Lintecum
	By:	R. Elaine Lintecum
	Title:	Vice President, Finance and Chief Financial Officer